Exhibit 23












INDEPENDENT AUDITORS CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-3 of our report dated March 8, 2000 on the financial statements of Five Star Products, Inc. (formerly known as American Drug Company) and subsidiaries included in the 1999 Annul Report Form 10-K.

New York, New York
March 30, 2000